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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Level 3 Communications, Inc.:

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports with respect to i) the consolidated balance sheets of Level 3 Communications, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, changes in stockholders' equity (deficit) and comprehensive loss for each of the years in the three-year period ended December 31, 2008 dated February 27, 2009, as filed in the annual report on Form 10-K on February 27, 2009; ii) the effectiveness of internal control over financial reporting as of December 31, 2008 dated February 27, 2009, as filed in the annual report on Form 10-K on February 27, 2009; and iii) the consolidated balance sheets of Level 3 Communications, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, changes in stockholders' equity (deficit) and comprehensive loss for each of the years in the three-year period ended December 31, 2008 dated February 27, 2009, except as to the effects of adopting FASB Staff Position No APB 14-1 (FASB ASC Subtopic 470-20 for the Overall Subtopic of Topic 470) discussed in note 17, which is as of June 18, 2009, as filed in Exhibit 99.1 on Form 8-K on June 18, 2009, and to the reference to our firm under the heading "Experts" in the Registration Statement.

        Our report referenced in (iii) above refers to a change in the method of accounting for the conversion options in Level 3 Communications, Inc.'s debt that may be settled in cash upon conversion for all periods presented in its consolidated financial statements due to the adoption of FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (FASB ASC Subtopic 470-20 for the Overall Subtopic of Topic 470).

/s/ KPMG LLP
KPMG LLP
Denver, Colorado November 3, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm